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                                                                    EXHIBIT 10 u

                                PROMISSORY NOTE.
                                  MAY 14, 1999
                                 US $300,000.00

FOR VALUE RECEIVED, Global Election Systems, Inc. (the "Debtor"), of 1611 Wilmeth Road, McKinney, Texas, U.S.A., 75069, hereby promises to pay to the order of Howard T. Van Pelt (the "Creditor") on or before August 11, 1999, the principal sum of US $300,000.00 together with interest thereon at the rate of 10 % per annum calculated and payable on the last day of each month. This Promissory Note may be prepaid in whole or in part at any time without notice or bonus.

The Debtor hereby waives presentment, protest, notice of protest and notice of dishonour.

This Promissory Note is not assignable.

GLOBAL ELECTION SYSTEMS, INC.

Signed: "Howard T. Van Pelt"


--------------------------------
HOWARD T. VAN PELT
PRESIDENT AND CHIEF EXECUTIVE OFFICER